Exhibit 21.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITY OF

CANGO INC.

Subsidiaries	Jurisdiction of Incorporation
Cango Group Limited	Hong Kong
Cangolong (Shanghai) Information Technology Consultation Service Co., Ltd. * 灿谷隆（上海）信息科技咨询服务有限公司	PRC
Express Group Development Limited	Hong Kong

Consolidated Variable Interest Entity (“VIE”)	Jurisdiction of Incorporation
Shanghai Cango Investment Management Consultation Service Co., Ltd. 上海灿谷投资管理咨询服务有限公司	PRC

Subsidiaries of the Consolidated VIE	Jurisdiction of Incorporation
Shanghai Wangjin Financial Information Service Co., Ltd.* 上海网金金融信息服务有限公司	PRC
Shanghai Huixie Automotive Service Co., Ltd.* 上海汇协汽车服务有限公司	PRC
Shanghai Cango Electronic Technology Co., Ltd.* 上海灿谷电子科技有限公司	PRC
Shanghai Cango Automobile Sales Co., Ltd.* 上海灿谷汽车销售服务有限公司	PRC
Guangzhou Cango Automotive Information Consultation Service Co., Ltd.* 广州灿谷汽车信息咨询服务有限公司	PRC
Tianjin Changtong Automotive Leasing Co., Ltd.* 天津昌通汽车租赁有限公司	PRC
Shenyang Cango Automotive Information Consultation Co., Ltd.* 沈阳灿谷汽车信息咨询有限公司	PRC
Jiangsu Tongyuan Automotive Consultation Service Co., Ltd.* 江苏通元汽车咨询服务有限公司	PRC
Nanjing Canyuan Automotive Service Co., Ltd.* 南京灿元汽车服务有限公司	PRC
Hubei Huaitai Automotive Consultation Service Co., Ltd.* 湖北省怀泰汽车咨询服务有限公司	PRC
Sichuan Xintongda Automotive Service Co., Ltd.* 四川鑫通达汽车服务有限公司	PRC
Chengdu Cango Automotive Service Co., Ltd.* 成都灿谷汽车服务有限公司	PRC
Xi’an Cango Automotive Consultation Service Co., Ltd.* 西安灿谷汽车咨询服务有限公司	PRC
Shijiazhuang Cango Automotive Leasing Co., Ltd.* 石家庄灿谷汽车租赁有限公司	PRC
Shanxi Huirui Automotive Consultation Service Co., Ltd.* 山西汇瑞汽车咨询服务有限公司	PRC
Henan Cango Automotive Service Co., Ltd.* 河南灿谷汽车服务有限公司	PRC
Heilongjiang Cango Automotive Information Consultation Co., Ltd.* 黑龙江灿谷汽车信息咨询有限公司	PRC
Shandong Huaitong Automotive Consultation Service Co., Ltd.* 山东怀通汽车咨询服务有限公司	PRC
Hefei Cango Automotive Service Co., Ltd.* 合肥灿谷汽车服务有限公司	PRC
Fujian Changhui Automotive Service Co., Ltd.* 福建昌汇汽车服务有限公司	PRC
Changsha Cango Automotive Service Co., Ltd.* 长沙灿谷汽车服务有限公司	PRC
Guangxi Canyuan Automotive Consultation Service Co., Ltd.* 广西灿源汽车咨询服务有限公司	PRC
Guangxi Nanning Cango Automotive Consultation Service Co., Ltd.* 广西南宁灿谷汽车咨询服务有限公司	PRC
Jiangxi Cango Automotive Consultation Service Co., Ltd.* 江西灿谷汽车咨询服务有限公司	PRC
Guizhou Cango Automotive Service Co., Ltd.* 贵州灿谷汽车服务有限公司	PRC
Kunming Cango Automotive Information Consultation Service Co., Ltd.* 昆明灿谷汽车信息咨询服务有限公司	PRC
Beijing Cango Automotive Consultation Service Co., Ltd.* 北京灿谷汽车咨询服务有限公司	PRC
Shanghai Wangtian Investment Co., Ltd.* 上海网天投资有限公司	PRC
Jilin Cango Automotive Information Consultation Co., Ltd.* 吉林灿谷汽车信息咨询有限公司	PRC
Nei Mongol Cango Automotive Service Co., Ltd.* 内蒙古灿谷汽车服务有限公司	PRC
Gansu Cango Automotive Information Consultation Co., Ltd.* 甘肃灿谷汽车信息咨询有限公司	PRC

*	The English name of this subsidiary, consolidated VIE or subsidiary of consolidated VIE, as applicable, has been translated from its Chinese name.